EXHIBIT 23.1

Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England
Telephone: +44 (0) 20 7538 0191 Facsimile:+44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk Website: www.drewry.co.uk

Safe Bulkers, Inc.
30-32 Avenue Karamanli
16673 Voula
Athens, Greece

15th March, 2010

Dear Sir/Madam:

Reference is made to the prospectus supplement (the “Prospectus Supplement”) forming part of the registration statement on Form F-3 relating to the offering of a certain number shares of common stock of Safe Bulkers, Inc. (the “Company”).

We have reviewed the sections in the Prospectus Supplement entitled “Prospectus Summary—Recent Drybulk Industry Trends” and “Prospectus Summary—Our Competitive Strengths” and the section entitled “Risk Factors” in the Company’s 2009 Annual Report on Form 20-F, incorporated by reference in the Prospectus Supplement, and confirm that they accurately describe the international containership and drybulk shipping markets. We further advise the Company that our role has been limited to the provision of the data, graphs, and tables set forth in the sections of the Prospectus Supplement entitled “Prospectus Summary—Recent Drybulk Industry Trends” and “Prospectus Summary—Our Competitive Strengths” and the section entitled “Risk Factors” in the Company’s 2009 Annual Report on Form 20-F, incorporated by reference in the Prospectus Supplement. With respect to such statistical data, graphs and tables supplied by us, we advise you that:

•     Some industry data included in this discussion is derived from estimates or subjective judgments;

•     The published information of other maritime data collection agencies may differ from this data; and

•     While we have taken reasonable care in the compilation of the industry statistical data, graphs and tables and believe them to be accurate and correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to all references to our name in the Prospectus Supplement and to the use of the graphical and statistical information supplied by us set forth in the sections of the Prospectus entitled “Prospectus Summary—Recent Drybulk Industry Trends” and “Prospectus Summary—Our Competitive Strengths” and the section entitled “Risk Factors” in the Company’s 2009 Annual Report on Form 20-F, incorporated by reference in the Prospectus Supplement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-3 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus Supplement entitled “Experts.”

Yours faithfully

Nigel Gardiner
Managing Director
Drewry Shipping Consultants Ltd

Drewry Shipping Consultants Limited – registered in London, England No. 3289135